UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2014

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2014, EnerSys announced that, effective November 1, 2014, David M. Shaffer will become President and Chief Operating Officer of EnerSys, and will continue to report to John D. Craig, who will remain Chairman and Chief Executive Officer of EnerSys. Also, effective on November 1, 2014, Todd M. Sechrist will assume Mr. Shaffer’s previous role as President - Europe, Middle East & Africa (EMEA). A copy of the press release related to Mr. Shaffer’s appointment is attached hereto as Exhibit 99.1, is hereby incorporated herein and is made a part hereof.

Mr. Shaffer does not have an interest requiring disclosure under either Items 401(d) and 404(a) of Regulation S-K, and information required under Items 401(b) and (e) of Regulation S-K and related to any material plan, contract or arrangement with respect to Mr. Shaffer is incorporated by reference to the information under the captions “Executive Officers” and “Executive Compensation” in EnerSys’ definitive proxy statement, filed with the Securities and Exchange Commission on June 26, 2014.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated August 13, 2014, of EnerSys.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: August 13, 2014	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated August 13, 2014, of EnerSys.